E.B. Germany & Sons, LLC

Exhibit 10.1

March 16, 2010

Shane Broesky

Lux Energy Corporation

2562C  Main Street

West Kelowna, BC V4T2N5

CANADA

RE:

Participation Letter Agreement

Dear Mr. Broesky:

This letter shall evidence an agreement between E.B. Germany & Sons, LLC (hereinafter referred to as “Germany”), and Lux Energy Corporation (hereinafter referred to as “Participant”), with respect to the drilling of a well on lands included within the area designated on Exhibit “A” attached hereto and made a part thereof. Said area is subject to those oil, gas and mineral leases (“Subject Leases”) described on Exhibit “B” attached hereto and made a part hereof.

It is agreed as follows:

1.

Subject to obtaining the requisite approvals and permits necessary to proceed, Germany or its designated operator, shall on or before March 31, 2010, commence or cause to be commenced, operations for the drilling of a well (The “Initial Test Well”) within the area designated on Exhibit “A”. Thereafter, Germany shall continue such operations in a good and workmanlike manner in accordance with current industry standards to a depth of 10,800 feet below the surface of the ground or to a depth sufficient to test the C sand of the lower Tuscaloosa formation, whichever shall be first encountered (“Contact Depth”), unless granite or other practically impenetrable substance is encountered at a lesser depth in which event a well shall be drilled in substitute thereof (“Substitute Well”). All terms and provisions provided for herein for the Initial Well shall apply to the "Substitue Well”. Said well shall be drilled so as to comply fully with the Regulations of the State of Mississippi and the requirements of the Subject Leases and any agreements relating thereto.

2.

At such time as the Initial Well has been drilled to Contract Depth and has been logged and tested (if required) in accordance with industry standards (hereinafter referred to as “Casing Point”), Germany shall notify Participant whether it recommends a completion attempt and its recommended completion procedure. Participant shall have twenty-four (24) hours within which to accept or reject Germany’s recommendation. Failure to respond shall be deemed an election to accept the Operator’s recommendation to set production casing or plug and abandon the well.

3.

Participant shall pay to E.B. Germany & Sons, LLC:

A.

Contemporaneous with the execution of this Letter Agreement, Participant agrees to pay to Germany the Sum of $13,330 representing Participant’s proportionate share of all costs attributable to leases, geological and geophysical, road and location, drilling said well to the point of setting production casing or through abandonment.

B.

Within five (5) days of receipt of Operator’s invoice, Participant agrees to pay the estimated cost to complete the Initial Well as a commercial producer, including the cost of tank batteries, flow lines and other production facilities (“Completion Costs”). Failure to do so shall result in Participant forfeiting and relinquishing all of its rights, title and interest in and to the Initial Well, its production unit and the Subject Leases subject to the terms and conditions of the Operating Agreement attached hereto marked Exhibit “C”.

4.

At such time as Participant has paid its Proportionate Share of Dry Hole and Completion Costs as provided above in 3.a., 3.b., and 3.c., Germany shall assign to Participant an undivided 1 % of 8/8ths Working Interest in and to the Subject Leases and all leasehold equipment. Said assignment shall deliver to 100% of the Working Interest a net revenue of seventy-five percent (75%). Such assignment shall be without warranty of title, expressed or implied, but with transfer and subrogation of rights and action of warranty which Germany may have against prior owners.

Dallas, Texas Office	Jackson, Mississippi Office
Post Office Box 670218	Post Office Box 5198
Dallas, Texas 75367	Jackson, Mississippi 39296
Phone: 214-365-9550	Phone: 601-969-6090
Fax: 214-365-9555	Fax: 601-969-6094

E.B. Germany & Sons, LLC

5.

An “Area of Mutual Interest” shall exist as to any acreage within the boundaries of the area depicted on the Exhibit “A”. Should any acreage be acquired within the Area of Mutual Interest, Participant shall have the opportunity to participate in said acquisition as per the terms of said Operating Agreement.

6.

E.B. Germany & Sons shall serve as Operator. The Parties hereto agree to enter into an Operating Agreement in form attached hereto, marked Exhibit “C”. At all times during the drilling and completion of the Initial Well the designated operator shall require the drilling contractor to maintain in full force and effect insurance in type and amounts customary in the industry for wells similar to the Initial Well.

7.

Germany shall furnish to Participant a copy of the location plat, daily drilling reports, copies of all logs, core analysis and report and tests. Participant shall have free access to the drillsite and derrick floor at its own risk. Participant shall be given sufficient notice so that its representative may be present to witness any coring, logging, testing or completion attempts.

If Participant or Participant’s representative is not present at the drillsite or cannot be reached by telephone when any decision hereunder is required to be made, Participant appoints Germany to act as Participant’s agent and shall abide by its decision.

8.

Any notice to be given between the parties under terms of this agreement shall be conclusively taken as sufficient when given by telephone, (to be confirmed in writing within twenty-four hours) telephone facsimile, electronic mail, telegram, Federal Express or United States Mail, certified and postage prepaid, addressed to the proper party. Any party hereto may, by such notice, change its address or telephone number. The addresses and telephone number of the parties and their representatives for the purpose thereof are:

Germany:

E.B. Germany & Sons, LLC

N. Forrest Germany

P.O. Box 5198

601.969.6090 (Phone)

Jackson, MS  39296

601.969.6094 (Fax)

Participant:

Lux Energy Corporation

2562C  Main Street

West Kelowna, BC V4T2N5

CANADA

780.669.0936 (Office Phone)

780.628.3490 (Office Fax)

780.940.9474 (Mobile)

9.

All operations hereunder shall comply with all Federal and State laws, rules and regulations applicable to such operations. In addition, this agreement, and its application or interpretation, shall be governed by the laws of the United States of America and the State of Mississippi. Venue for any action arising hereunder shall lie in Hinds County, Mississippi.

10.

It is hereby understood and accepted by Participant that participation in this drilling prospect involves significant financial risk and is highly speculative. Participant represents that it is familiar with and understands the terms, risks and merits of participation in this prospect.

11.

It is not the purpose or intention of this agreement to create a joint venture, mining partnership or other relationship whereby the parties are held liable for the acts or omissions of each other. In the event that Section 761 of the Internal Revenue Code of 1986 should be so construed as to constitute these joint operations as a partnership for federal tax purposes, we each hereby elect to be excluded from the application of Subchapter K of Chapter 1 Subtitle A of such code.

Dallas, Texas Office	Jackson, Mississippi Office
Post Office Box 670218	Post Office Box 5198
Dallas, Texas 75367	Jackson, Mississippi 39296
Phone: 214-365-9550	Phone: 601-969-6090
Fax: 214-365-9555	Fax: 601-969-6094

E.B. Germany & Sons, LLC

12. This agreement and all of its terms and conditions shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, and legal representatives. This agreement may be executed in counterparts, each of which shall be considered an original for all purposes.

If this letter correctly sets forth your understanding of our agreement, please execute in the space provided below and return one fully executed signature page of this agreement and your check, in the amount indicated in Paragraph 3.a. above, to the undersigned at the address heretofore provided.

Yours Very Truly,

N. Forrest Germany

N. Forrest Germany
President

NFG:khb

ACCEPTED AND AGREED TO this 21 day of MARCH, 2010

By: ______________________
(Signature) for Lux Energy

SHANE BRODSKY
(Printed Name)

Dallas, Texas Office	Jackson, Mississippi Office
Post Office Box 670218	Post Office Box 5198
Dallas, Texas 75367	Jackson, Mississippi 39296
Phone: 214-365-9550	Phone: 601-969-6090
Fax: 214-365-9555	Fax: 601-969-6094